EXHIBIT 1.1





















                         BELL CANADA INTERNATIONAL INC.


                          ARTICLES OF ARRANGEMENT AND


                              PLAN OF ARRANGEMENT

Industry Canada  Industrie Canada
Canada Business  Loi canadienne sur les                   FORM 14.1                                    FORMULE 14.1
Corporations Act societes par actions             ARTICLES OF ARRANGEMENT                        CLAUSES D'ARRANGEMENT
                                                       (SECTION 192)                                 (ARTICLE 192)
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1 - Name of applicant Corporation(s) - Denomination sociale de la(des)           2 -  Corporation No(s). -
requerante(s)                                                                    No(s)de la(des) societe(s)

BELL CANADA INTERNATIONAL INC.                                                   183548-3

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3 - Name of the Corporation(s) the Articles of which are amended, if applicable  4 -  Corporation No(s). -
Denomination sociale de la(des) societe(s) dont les statuts sont modifies,       No(s) de la(des) societe(s)
le cas echeant

BELL CANADA INTERNATIONAL INC.                                                   183548-3

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5 - Name of the Corporation(s) created by amalgamation, if applicable            6 -  Corporation No(s). -
Denomination sociale de la(des) societe(s) issue(s) de la(des) fusion(s),        No(s) de la(des) societe(s)
le cas echeant

N/A                                                                              N/A
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7 - Name of the dissolved Corporation(s), if applicable                          8 -  Corporation No(s). -
Denomination sociale de la(des) societe(s) dissoute(s),                          No(s) de la(des) societe(s)
le cas echeant

N/A                                                                              N/A
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9 - Name of other corporations involved, if applicable                           10 - Corporation No(s). or
Denomination sociale des autres societes en cause, le cas                        Jurisdiction of Incorporation -
echeant                                                                          No(s) de la(des) societe(s)/ou loi sous le regime
                                                                                 de laquelle elle est constituee
N/A                                                                              N/A
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11 - In accordance with the order approving the arrangement -
     Conformement aux termes de l'ordonnance approuvant l'arrangement

a. [ X ] The Articles of the above-named Corporation(s)are amended in accordance with the attached plan of arrangement
          Les statuts de la(des) societe(s) susmentionnee(s) sont modifies en conformite avec le plan d'arrangement ci-joint

b. [   ]  The following bodies corporate are amalgamated in accordance with the attached plan of arrangement
          Les personnes morales suivantes sont fusionnees conformement au plan d'arrangement ci-joint

c. [   ]  The above-named Corporation(s) is(are) liquidated and dissolved in accordance with the attached plan of arrangement
          La(les) societe(s) susmentionnee(s) est(sont) liquidee(s) et dissoute(s) conformement au plan d'arrangement ci-joint

d. [ X ] The plan of arrangement attached hereto, involving the above-named body(ies) corporate is hereby effected
          Le plan d'arrangement ci-joint portant sur la(les) personne(s) morale(s) susmentionnee(s) prend effet










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Date             Signature                 12 - Capacity of - En qualite de
July 17, 2002    s/ Mark Hounsell          Vice-President, Law and
                                           Corporate Secretary
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For Departmental Use Only                  Printed Name - Nom en lettres moulees
A l'usage du ministere seulement

Filed Deposee ~
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IC3189 (2001/11)

                       Canada Business Corporations Act                         Loi canadienne sur les societes par actions

                         Articles of Arrangement                                          Clauses d'arrangement
                                FORM 14.1                                                      FORMULE 14.1
                              INSTRUCTIONS                                                     INSTRUCTIONS

Items 2, 4, 6, 8 and 10                                                         Rubriques 2, 4, 6, 8 et 10
Set out the corporation number only for the Corporations                        Indiquerle numero de la societe dans les seuls cas
incorporated pursuant to the Canada Business Corporations Act.                  ou les societes sont constituees en vertu de la Loi
                                                                                canadienne sur les societes par actions.

Item 11                                                                         Rubrique 11
Check the appropriate box or boxes.                                             Cocher la ou les cases appropriees.
In respect of (a), if a corporate name is amended, indicate the                 Sous le point (a), si une denomination sociale est
new corporate name.                                                             modifiee, indiquez la nouvelle denomination sociale.

In respect of (b), list the names of all bodies corporate involved in           Sous le point (b), enumerer les denominations
the amalgamation creating the Corporation(s) specified in item 5.               sociales de toutes les personnes morales en cause
                                                                                dans la fusion creant la(les) societe(s)specifiee(s)
                                                                                a la rubrique 5.

In respect of (b), all the information required by Form 9 (Articles of          Sous le point (b), tous les renseignements requis a
Amalgamation) should appear clearly in the annexed plan of arrangement          la formule 9 (statuts de fusion) doivent apparaitre
or in a schedule to these Articles.                                             clairement dans le plan d'arrangement ci-joint ou
                                                                                dans une annexe a ces statuts.

Signature                                                                       Signature

Item 12                                                                         Rubrique 12

Indicate the capacity of the signing person. Form 14.1 must be                  Indiquer la qualite du signataire. La formule 14.1
signed by one of the following persons:                                         doit etre signee par une des personnes suivantes :

- a director of the Corporation                                                 - un administrateur de la societe
- an authorized officer of the Corporation                                      - un dirigeant autorise de la societe

Other Documents                                                                 Autres documents
The Articles must be accompanied by:                                            Les clauses doivent etre accompagnees :

(a) a copy of the court order; and                                              a) d'un exemplaire de l'ordonnance du tribunal;
(b) if applicable, a Notice of Registered Office or Notice of Change of         b) le cas echeant, d'un avis de designation ou de
Address of Registered Office (Form 3) and Notice of Directors, Notice           changement d'adresse du siege social (formule 3) et
of Change of Directors or Notice of Change of Address of a                      d'un liste des administrateurs, avis de changement
Present Director (Form 6) and a Canada-biased NUANS search report               des administrateurs ou ou avis de changement
dated not more than ninety (90) days prior to the receipt of the                d'adresse d'un administrateur actuel (formule 6) et
Articles by the Director.                                                       d'un rapport de recherche NUANS couvrant le Canada,
                                                                                dont la date remonte a quatre-vingt-dix (90)
                                                                                jours ou moins avant la date de reception par le
                                                                                directeur des clauses d'arrangement.

The completed documents and fees payable to the Receiver                        Les documents completes et les droits
General for Canada are to be sent to:                                           payables au receveur general du Canada doivent etre
                                                                                envoyes au :

The Director, Canada Business Corporations Act                                  Directeur, Loi canadienne sur les societes par
Jean Edmonds Towers, South                                                      actions
9th Floor                                                                       Tours Jean Edmonds, sud
365 Laurier Avenue West                                                         9ieme etage
Ottawa, Ontario                                                                 365, avenue Laurier ouest
K1A 0C8                                                                         Ottawa, Ontario  K1A 0C8

IC3189 (2001/11) p. 2

                               PLAN OF ARRANGEMENT

                                     PHASE 1

                                    under the

                        Canada Business Corporations Act





                                   proposed by

                         BELL CANADA INTERNATIONAL INC.


















                                  July 17, 2002

                                  ARTICLE I -
                                 INTERPRETATION


1.1  Definitions

Unless the context otherwise requires, the following terms shall have the meanings set forth below when used in this Plan of Arrangement:

"AIG" means, collectively, American International Group, Inc. and certain of its affiliates;

"AIG Put Option" means the agreement entered into between BCI and AIG dated as of December 10, 1998 pursuant to which BCI agreed to acquire from AIG, upon the exercise of the AIG Put Option, certain of the shares of the BCI-Comcel Subsidiary;

"America Movil" means America Movil S.A. de C.V.;

"Approval Order" means the Court order approving the Plan, and includes orders approving and giving effect to the successive steps of the Plan pursuant to individual plans of arrangement including the Phase 1 Approval Order.

"Arrangement" means the arrangement under section 192 of the CBCA pursuant to which the Corporation has obtained Court approval in connection with the matters described in the Plan;

"Arrangement Resolution" means the special resolution of Shareholders which authorized the Corporation to apply to the Court for approval of the Plan;

"Articles of Arrangement" means the articles of arrangement of the Corporation in respect of the Arrangement that are required by the CBCA to be sent to the Director after each Approval Order is made, including the Phase 1 Articles of Arrangement;

 "CBCA" means the Canada Business Corporations Act;

"Circulars" means the management proxy circulars dated June 10, 2002, including all appendices thereto, sent to Shareholders in connection with the Special Meeting and to Noteholders in connection with the Noteholders' Meeting respectively;

"Claim" means any right of any person against the Corporation in connection with any indebtedness, liability or obligation of the Corporation which is in existence at the Valuation Date or based in whole or in part on facts which exist before or at the Valuation Date and any interest that may be accrued thereon, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known, unknown, by guarantee, surety, contribution, indemnity or otherwise and whether or not such a right is executory in nature;

"Claims Process" means the process to be established by the Court for identifying, establishing, valuing, adjudicating and otherwise resolving Claims;

"Closing" means the closing of the Telecom Americas Disposition under the Share Purchase Agreement, which is anticipated to occur on July 18, 2002;

"Common Shares" means the common shares of the Corporation;

"Corporation" means Bell Canada International Inc.;

"Court" means Ontario Superior Court of Justice;

"Director" means the Director appointed pursuant to section 260 of the CBCA;

"First Consolidation" means the consolidation of the 4,797,313,658 currently outstanding Common Shares to 40 million Common Shares, on the basis of one post-consolidation share for approximately 120 pre-consolidation shares;

"High Yield Notes" means the $160 million aggregate principal amount of the 11% senior unsecured notes due 2004 issued by the Corporation pursuant to a prospectus dated September 21, 1999;

"Monitor" means Ernst & Young Inc. in its capacity as court-appointed monitor to assist the Corporation as provided for in the Phase 1 Plan;

"Noteholders" means holders of High Yield Notes;

"Noteholders' Meeting" means the meeting of the Noteholders held on July 12, 2002 at 9:00 a.m.,;

"Phase 1 Approval Order" means the Approval Order dated July 17, 2002 approving the Phase 1 Plan;

"Phase 1 Articles of Arrangement" means the articles of arrangement of the Corporation in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Phase I Approval Order is made approving the Phase 1 Plan;

"Phase 1 Plan" means this individual plan of arrangement giving effect to the steps set out in this Phase 1 Plan;

"Plan" means the Plan of Arrangement of the Corporation approved by the Court on July 17, 2002 pursuant to s. 192 of the CBCA, as amended from time to time. The Plan will be implemented pursuant to individual plans of arrangement authorizing the successive steps of the Plan as approved by Approval Orders, including the Phase 1 Plan;

"Shareholder" means a holder of Common Shares of the Corporation;

"Shareholders' Meeting" means the special meeting of Shareholders held on July 12, 2002 at 2:00 p.m.,;

"Share Purchase Agreement" means the share purchase agreement dated as of May 31, 2002 among the Corporation, Bell Canada International Investments Ltd. and America Movil pursuant to which the Corporation has agreed to sell its interest in Telecom Americas to America Movil;

"Telecom Americas" means Telecom Americas Ltd.;

"Transfer Agent" means Computershare Trust Company of Canada or any successor thereof, transfer agent for the Common Shares of the Corporation;

"TSX" means The Toronto Stock Exchange; and

"Valuation Date" means the date determined by the Court, upon the recommendation of the Corporation developed with the assistance of the Monitor, as the date in respect of which Claims are to be determined.

1.2  Construction

In this Phase 1 Plan, unless otherwise expressly stated or the context otherwise requires:

     a) references to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Phase 1 Plan and not to any particular section, subsection, clause or Schedule;

     b) references to an "Article", "section", "subsection", "clause" or "Schedule" are references to an Article, section, subsection, clause or Schedule of or to this Phase 1 Plan;

     c) words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a "person" or "persons" shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in this context;

     d) the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

     e) the word "including", when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement; and

     f) a reference to a statute or a code includes every regulation made pursuant thereto, all amendments to the statute or code or to any such regulation in force from time to time, and any statute, code or regulation which supplements or supersedes such statute, code or any such regulation.

1.3  Currency

All references to currency herein are to lawful money of Canada unless otherwise specified.

                                  ARTICLE II -
                                   BACKGROUND


2.1  Statutory Authority

The Phase 1 Plan is made pursuant to section 192 of the CBCA.

2.2  Background

The circumstances and events leading up to the Phase 1 Plan have been summarized in the Circulars.


                                  ARTICLE IIi -
                           PURPOSE OF THE PHASE 1 PLAN


3.1  Purpose

The purpose of the Phase 1 Plan is to provide for the implementation of the first phase of the Plan as set out more specifically under Article 4.1 hereof.

                                  ARTICLE IV -
                                 THE ARRANGEMENT


4.1  Arrangement

Pursuant to the terms and conditions of the Phase 1 Plan, the following Phase 1 Arrangement will be implemented:

     (a) the performance by the Corporation of all of its obligations pursuant to the Share Purchase Agreement;

     (b)  the First Consolidation; and

     (c)  the appointment of Ernst & Young Inc. as the Monitor.

4.2  The First Consolidation

     (a) First Consolidation. The First Consolidation will be made on the basis of one post-consolidation share for approximately 120 pre-consolidation shares such that, giving effect to the First Consolidation, the consolidation of the 4,797,313,658 currently outstanding Common Shares will be consolidated to 40 million Common Shares. Once approved by the Shareholders, the First Consolidation will take effect immediately following
          Court approval of the Phase 1 Plan and the filing by the Corporation of Phase 1 Articles of Arrangement, and the Common Shares will start trading on a consolidated basis on the TSX approximately three business days thereafter.

      (b) Fractional Shares. No fractional Common Shares will be issued by the Corporation pursuant to the First Consolidation. Each Shareholder who would be entitled to a fractional share on a post-consolidation basis will instead receive a cash payment. As soon as practicable after the granting of the Phase 1 Approval Order approving the First Consolidation, the Transfer Agent will calculate and sell the accumulated fractional shares for all registered Shareholders on the open market. Fractional entitlements, net of brokerage commissions and expenses, will be paid upon surrender of pre-consolidated share certificates.

4.3  The Mandate of the Monitor

The Monitor shall be granted the following mandate:

     (a) To assist the Corporation, under the supervision of the Court, in the continued operation of the business and management of the remaining assets of the Corporation for purposes of disposing of such assets in an orderly manner;

     (b) To assist the Corporation in developing recommendations to the Court with respect to the identification of Claims against the Corporation and the process for determining and, where necessary, adjudicating such Claims;

     (c) To assist the Corporation, following disposition of all the indirect businesses of the Corporation, with the final distribution to the Corporation's creditors and Shareholders; and

     (d) To perform all such other mandates as the Court may direct and approve.


                                  ARTICLE V -
                          AMENDMENT OF THE PHASE 1 PLAN


5.1  Amendment

The Corporation may amend, modify and/or supplement this Phase 1 Plan at any time and from time to time provided that (i) any such amendment, modification or supplement must be contained in a written document which is filed with and approved by the Court and communicated to such persons as the Court may direct and (ii) the Corporation complies with applicable CBCA requirements for filing additional Articles of Arrangement respecting the amendment, modification or supplement.

                                  ARTICLE VI -
                                     NOTICES


6.1  Notices

Any notices or communication to be made or given hereunder shall be in writing. The person making or giving notices or communication shall make or give it directly or by any agent of such person authorized for that purpose by personal delivery, by prepaid mail or by telecopier addressed to the respective parties as follows:

     (a)  if to the Corporation:

          Bell Canada International Inc.
          1000, de La Gauchetiere Ouest
          Suite 1200
          Montreal, Quebec
          H3B 4Y8 Canada
          Facsimile:  (514) 392-2342
          Attention:  Vice President, Law and Corporate Secretary

          with a further copy to:

          Ogilvy Renault
          200 King Street West
          Suite 1100, Box 11
          Toronto, Ontario
          M5H 3T4 Canada
          Facsimile:  (416) 977-5239
          Attention:  Derrick Tay

     (b)  if to a Noteholder:

          Computershare Trust Company of Canada
          1500 McGill College Avenue, Suite 700
          Montreal, Quebec
          H3A 3K9 Canada
          Facsimile:  (514) 982-7677
          Attention:  Manager Corporate Trust Services

     (c)  if to a Shareholder:

          to the last known address for such Shareholder as shown on the books maintained by the Transfer Agent.